                                    Page - 1


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant x
Filed by a Party other than the Registrant _

Check the appropriate box:

_    Preliminary Proxy Statement
_    Confidential, for Use of Commission Only (as permitted by Rule 14a-6(e)(2))
x    Definitive Proxy Statement
_    Definitive Additional Materials
_    Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                             TEKNOWLEDGE CORPORATION
                             -----------------------
                (Name of Registrant as Specified in Its Charter)

                             Teknowledge Corporation
                             -----------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

x      $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2),
       or Item 22(a)(2) of Schedule 14a.
_ $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
_      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1)      Title of each class of securities to which transaction applies:

         2)      Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): _____________________________________________

         4)      Proposed maximum aggregate value of transaction: _____________

         5)      Total fee paid: _____________________________

_        Fee paid previously with Preliminary Materials: ________________

_ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)      Amount Previously Paid:

         2)      Form, Schedule or Registration Statement No.:

         3)      Filing Party:

         4)      Date Filed:

                                    Page - 2


                                TEKNOWLEDGE CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 22, 1996

         The 1996 Annual Meeting of the Stockholders of Teknowledge Corporation (the "Company") will be held on Wednesday, May 22, 1996 at 10:00 a.m., local time, at the executive offices of the Company, located at 1810 Embarcadero Road, Palo Alto, California 94303 for the following purposes:


     1.    To elect two directors of the Company to serve for a three-year term;

     2. To ratify the selection of Arthur Andersen LLP as independent public accountants for the Company for the fiscal year ending December 31, 1996; and

     3. To transact such other business as may properly come before the 1996 Annual Meeting and any and all adjournments and postponements thereof.


         The Board of Directors has fixed the close of business on April 5, 1996 as the record date for the determination of stockholders entitled to notice of and to vote at the 1996 Annual Meeting and any adjournments thereof. A list of stockholders entitled to vote at the 1996 Annual Meeting will be available for inspection at the Company's executive offices. Stockholders may examine the list during ordinary business hours in the 10-day period prior to the meeting. The list will also be available for inspection at the meeting.

         YOU ARE URGED TO COMPLETE AND SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING.

                                            By Order of the Board of Directors,

                                            Dennis A. Bugbee
                                            Secretary

April 25, 1996

                                    Page - 3


                         TEKNOWLEDGE CORPORATION
                             1810 Embarcadero Road


                          Palo Alto, California 94303

                         ANNUAL MEETING OF STOCKHOLDERS
                                  May 22, 1996


                                PROXY STATEMENT


         This Proxy Statement and the accompanying proxy card are being mailed on or about April 25, 1996 in connection with the solicitation of proxies by the Board of Directors of Teknowledge Corporation (the "Company") for use at the 1996 Annual Meeting of Stockholders of the Company to be held on Wednesday, May 22, 1996, at 10:00 a.m., local time, at the executive offices of the Company located at 1810 Embarcadero Road, Palo Alto, California 94303.

         Holders of the Company's Common Stock, par value $.01 per share ("Common Stock"), of record at the close of business on April 5, 1996 will be entitled to vote at the 1996 Annual Meeting. On that date, there were outstanding 26,040,145 shares of Common Stock, each of which is entitled to one vote. The stockholders of the Company do not vote cumulatively in the election of directors.

         Shares of Common Stock may be voted by stockholders in person or by proxy. Any person giving a proxy may revoke it, at any time before it is voted, by giving written notice to the Secretary of the Company. The presence at the 1996 Annual Meeting of a stockholder who has signed a proxy will not in itself revoke that proxy.

         All shares of Common Stock represented by a properly completed proxy received prior to the taking of any vote at the 1996 Annual Meeting will be voted as directed therein. If no direction is made, shares represented by the proxy will be voted "FOR" (i) the election of Mr. Jacobstein and Mr. Roth each to serve as a director for a three-year term; (ii) the ratification of the selection of Arthur Andersen LLP as independent public accountants for the Company for the fiscal year ended December 31, 1996. The Board of Directors knows of no other matters which are to be brought before the 1996 Annual Meeting. If any other matter properly comes before the 1996 Annual Meeting, the persons named in the enclosed proxy, or their duly appointed substitutes acting at the 1996 Annual Meeting, will be authorized to vote or otherwise act thereon in accordance with their best judgment.

         Your vote is important. We urge you to sign, date and mail your proxy card promptly to make certain that your shares will be voted at the meeting.

                                    Page - 4

PROPOSAL 1:   ELECTION OF DIRECTORS

General

         The Board of Directors of the Company currently consists of five members: Dr. Frederick Hayes-Roth, Neil A. Jacobstein, General Robert T. Marsh (Ret.), William G. Roth, and James C. Workman. The Board of Directors comprises three classes of directors, each class consisting as nearly as possible of one-third of the Board, with one class of the Board being elected each year. At the 1994 Annual Meeting, stockholders approved an amendment to the Company's Restated Certificate of Incorporation which provided for the election of Board members to staggered terms as follows: one director as a Class I director to be elected for a term expiring at the 1995 Annual Meeting; two directors as Class II directors to be elected for a term expiring at the 1996 Annual Meeting; and two directors as Class III directors to be elected for a term expiring at the 1997 Annual Meeting. At each Annual Meeting thereafter, any director of the class whose term is expiring would be voted upon, and upon election, such director would serve a three-year term. At the 1995 Annual Meeting, Mr. Workman as a Class I director was elected to serve a three-year term. At the 1996 Annual Meeting, Mr. Jacobstein and Mr. Roth as Class II directors are proposed to be elected to hold office for a three-year term until their successors are duly elected and qualified.

         Nominees for a Term Expiring in 1999

         The nominees for election have indicated a willingness to serve, but if they should decline or be unable to serve as a director, the proxy holders will vote for the election of another person or persons as the Board of Directors recommends.

         Neil A. Jacobstein. Mr. Jacobstein, 41, is President and Chief Operating Officer of the Company. Mr. Jacobstein was elected to this position in January 1993. After joining Teknowledge, Inc. (a predecessor to the Company) in 1984 as a Knowledge Engineer, Mr. Jacobstein was promoted to Senior Knowledge Engineer and later to the position of Manager of the Research and Advanced Development Group in 1985. He was promoted to Vice-President and General Manager of the Research and Advanced Systems Development Group in 1987, and became Vice President and General Manager of the Knowledge Systems Division in 1989. Mr. Jacobstein has made both technical and management contributions to Teknowledge, and has been a major force in the turnaround of the Company. Mr. Jacobstein also serves as the Chairman of the Board of Directors of the Institute for Molecular Manufacturing, a nonprofit organization.

         William G. Roth. Mr. Roth, 57, was elected as a Director of the Company in January 1991. Mr. Roth retired as Chairman of the Board of Directors of Dravo Corporation in 1995 but remains a member of the Board. Mr. Roth is also a director of Amcast Industrial Corporation and Chairman of the Compensation Committee.

                                    Page - 5


         Continuing Directors for a Term Expiring in 1997

         Frederick Hayes-Roth. Dr. Hayes-Roth, 48, is Chairman of the Board and Chief Executive Officer of the Company. Dr. Hayes-Roth was elected Chairman and Chief Executive Officer in January 1993. Dr. Hayes-Roth joined Teknowledge, Inc. in November 1981 as Executive Vice President and served as Chief Scientist and Vice President of the Research and Advanced Development Group from April 1985 to June 1986; as Vice President, Research and New Product Development, from June 1986 to January 1987; as Executive Vice President, Research and Advanced Systems Development from January 1987 to May 1988; and as Executive Vice President and Chief Scientist from May 1988 to January 1993.

         General Robert T. Marsh. General Marsh (Retired), 71, was elected as a director of American Cimflex Corporation (a predecessor to the Company) in 1987. He retired as Chairman of the Board of Thiokol Corporation July 1, 1991, but remains as a director. He also serves as Executive Director of the Air Force Aid Society, a non-profit charitable organization serving primarily the active Air Force community. General Marsh is Director and Chairman of the Boards for CAE Electronics, Inc. and Comverse Government Systems, Inc. and he is a director for Ithaco, Inc. He is also a member of the Board of Trustees of MITRE Corporation.

         Continuing Directors for a Term Expiring in 1998

         James C. Workman. Mr. Workman, 53, was appointed Chairman of the Board, Chief Executive Officer, and President of the Company on an interim basis effective October 20, 1992. With the appointment of Dr. Hayes-Roth and Mr. Jacobstein to executive positions on January 26, 1993, Mr. Workman resigned from his interim executive officer position but retained a seat on the Board. Mr.
Workman is an attorney/consultant and was Senior Vice President, Air Conditioning Products, of American Standard Inc. from 1986 to 1989.

Vote Required

         Directors are elected by a plurality of the votes cast by the holders of shares present or represented by proxy and entitled to vote in the election of the directors. It is intended that shares represented by the enclosed form of proxy will be voted "FOR" the election of the nominees identified above, unless otherwise directed.

Board Recommendation

         The Board of Directors recommends that the Company's stockholders vote "FOR" the election of the nominees as directors of the Company.

                                    Page - 6


Committees and Meetings

         The Board of Directors of the Company has two standing committees: the Finance and Audit Committee and the Human Resources Committee. The Board of Directors has no standing nominating committee.

         The primary responsibility of the Finance and Audit Committee is to oversee the annual audit of the Company and to monitor the Company's internal accounting controls and procedures. The Finance and Audit Committee also reviews with the independent public accountants the scope and results of their annual audit. The current members of the Finance and Audit Committee are Messrs. Marsh, Roth and Workman. The Finance and Audit Committee met once in 1995.

         The Human Resources Committee serves as the Compensation Committee and is responsible for assuring that executive officers and other key personnel of the Company are effectively compensated in terms of salary, incentive compensation and benefits. The current members of the Human Resources Committee are Messrs. Marsh, Roth and Workman. The Human Resources Committee conducted its activities in 1995 by telephonic meetings and written consent.

         The Company's Board of Directors held five meetings during 1995. All members of the Board of Directors attended more than 75% of the meetings held in 1995 of the Board of Directors and the committees on which they served.

Directors Compensation

         Directors Fees. During 1995, each non-employee member of the Board of Directors received cash compensation of $7,500 which is paid in equal quarterly installments. On January 26, 1996 the Board approved a resolution increasing the compensation ceiling to $8,000 in 1996. In addition, such directors are entitled to be reimbursed for related travel, lodging and other expenses in attending board and committee meetings.

         Directors Option Plan. The Company maintains a stock option plan for non-employee directors. The Directors Option Plan, as amended at the 1995 Annual Meeting of Stockholders, provides that each Eligible Director shall be granted, on the date such director becomes an Eligible Director, an initial option to purchase 15,000 shares of Common Stock, and on the date of each annual meeting thereafter, each continuing Eligible Director shall be granted an additional option to purchase 15,000 shares of Common Stock. Each non-employee director who is appointed to fill a vacancy on the Board of Directors shall be granted an option to purchase 15,000 shares of Common Stock on the date such director's board service commences, with an additional option to purchase 15,000 shares of Common Stock granted thereafter on the anniversary of such commencement of service until the director's first election to the Board and thereafter, on the date of each subsequent annual meeting.

                                    Page - 7


Executive Officers

         Following  is  certain   information   regarding  the  Company's  other
executive officer who is not a member of the Board of Directors.

         Dennis A. Bugbee, 49, is Director of Finance, Treasurer, and Secretary for the Company. Mr. Bugbee joined the Company in 1990 as the Division Controller for the Knowledge Systems Division in Palo Alto, California. He was promoted to Director of Finance March 1, 1993 and shortly thereafter to the positions of Treasurer and Corporate Secretary. Prior to joining the Company, Mr. Bugbee held the position of Accounting Manager with TRW's Space and Defense sector.

         Securities Filings. Under the federal securities laws, the Company's directors, executive officers and any persons holding more than ten percent of the Common Stock are required to report their initial ownership of the Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. These reports have specific due dates and the Company is required to disclose any failure to file these reports during or for 1995. All of the filing requirements were satisfied in 1995. In making the foregoing disclosure, the Company has relied solely on representations of its directors and executive officers and copies of the reports they have filed with the Securities and Exchange Commission.


PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has selected the accounting firm of Arthur Andersen LLP as independent public accountants to examine and report upon the Company's consolidated financial statements for the year ended December 31, 1996, and has directed that this selection be submitted to the stockholders for ratification at the 1996 Annual Meeting. Stockholder ratification of the selection of Arthur Andersen LLP as the Company's independent public accountants is not required by the By-Laws or otherwise. If the stockholders do not ratify the selection of Arthur Andersen LLP, the Board of Directors will reconsider the selection of independent public accountants for the Company. Arthur Andersen LLP audited the financial statements of the Company for the year ended December 31, 1995.

         Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting, and will have the opportunity to make a statement if they desire. The representatives will also be available to respond to appropriate questions from the stockholders.

Board Recommendation

         The Board of Directors recommends that the Company's stockholders vote "FOR" the ratification of the selection of Arthur Andersen LLP.

                                    Page - 8


SECURITY OWNERSHIP

         The following table sets forth certain information concerning the ownership of Common Stock as of April 15, 1996 by persons known to the Company to own beneficially more than 5% of the Common Stock, by each of the directors of the Company, by each of the executive officers named in the Summary Compensation Table, and by all directors and executive officers of the Company as a group.

- --------------------------------------------------------------------------------
Name and Address of                       Common Stock Owned
Beneficial Owner                                Beneficially    Percent of Class
- --------------------------------------------------------------------------------
Trilogy Development Group, Inc.                  3,508,453(2)           13.5%
6034 West Courtyard, Suite 130
Austin, Texas  78730

Frederick Hayes-Roth(1)                          3,196,021(3)           11.4%
Neil A. Jacobstein(1)                            3,102,156(4)           11.1%
Robert T. Marsh(1)                                  41,000(5)             *
William G. Roth(1)                                  80,000(6)             *
James C. Workman(1)                                 35,000(7)             *
All Directors and Executive Officers of the      6,454,177(8)           21.6%
Company as a Group (5 Persons)
- --------------------------------------------------------------------------------
*Constitutes less than 1%

 (1) The address of all directors and executive officers is the Company's executive offices located at 1810 Embarcadero Road, Palo Alto, California 94303.
 (2) The information concerning the Common Stock owned beneficially by Trilogy Development Corporation ("Trilogy") was obtained from a
         Schedule 13D/A(No. 5) filed by Trilogy with the Securities and Exchange Commission on April 1, 1996.
 (3) Includes 1,914,639 shares which may be purchased upon the exercise of employee stock options that are currently exercisable or will become exercisable within 60 days of April 15, 1996. Dr. Hayes-Roth owns 1,281,382 shares directly.
 (4) Includes 1,820,712 shares which may be purchased upon the exercise of employee stock options that are currently exercisable or will become exercisable within 60 days of April 15, 1996. Mr. Jacobstein owns 1,281,444 shares directly.
 (5) Includes 41,000 shares which may be purchased upon the exercise of stock options that are currently exercisable or will become exercisable within 60 days of April 15, 1996.
 (6) Includes 35,000 shares which may be purchased upon the exercise of stock options that are currently exercisable or will become exercisable within 60 days of April 15, 1996. Mr. Roth owns 45,000 shares directly.
 (7) Includes 15,000 shares which may be purchased upon the exercise of stock options that are currently exercisable or will become exercisable within 60 days of April 15, 1996. Mr. Workman's spouse owns 20,000 shares beneficially.
 (8) Includes options for 3,826,351 shares which are currently exercisable or will become exercisable within 60 days of April 15, 1996.

                                    Page - 9



         EXECUTIVE COMPENSATION

Summary Compensation

         The following table sets forth the cash compensation paid to the Chief Executive Officer and to each of the most highly compensated executive officers of the Company whose salary and bonus exceeded $100,000 in 1995 for all services to the Company in the year ended December 31,

SUMMARY COMPENSATION TABLE

                                                               Annual                          Long Term
                                                               Compensation                    Compensation
                                                                                               Awards
- --------------------------------------------------------------------------------------------------------------------
                                                                                               Securities
Name and Principal Position                       Year         Salary           Bonus          Underlying
                                                               $(1)             $(2)           Options(3)
- --------------------------------------------------------------------------------------------------------------------
Frederick Hayes-Roth, Chair, CEO                  1995         181,352          68,403             -
Frederick Hayes-Roth, Chair, CEO                  1994         181,752          113,689        2,252,880
Frederick Hayes-Roth, EVP                         1993         178,654          55,690         1,031,317

Neil Jacobstein, Pres, COO                        1995         118,000          44,842             -
Neil Jacobstein, Pres, COO                        1994         118,399          72,696         2,252,880
Neil Jacobstein, VP, GM                           1993         117,135          23,945         1,031,317
- --------------------------------------------------------------------------------------------------------------------

(1)      Includes 401K deferred compensation.
(2) Except for the sign-on bonuses which were paid in April 1993 and January 1994, the bonuses set forth in this column are generally paid after the conclusion of the annual audit following the year to which they relate. Dr. Hayes-Roth and Mr. Jacobstein were paid sign-on bonuses, as a provision of their taking over the management of the Company in 1993 of $20,000 and $12,500, and in 1994 of $60,000 and
         $37,500, respectively.
(3) In 1994, Dr. Hayes-Roth and Mr. Jacobstein each were granted options for 2,002,880 shares of Common Stock which were approved by stockholders at the 1994 Annual Meeting. These options vest in substantially equal quarterly increments over a two-year period commencing for the quarter ended September 30, 1994 and ending June 30, 1996. The balance of the options of 250,000 shares for each of Dr. Hayes-Roth and Mr. Jacobstein were granted under the existing provisions of the 1989 Plan.


Stock Option Grants and Exercises

         Employee Stock Option Plans. The Company is the surviving corporation of the merger (the "Merger") of American Cimflex Corporation ("Cimflex") with and into Teknowledge, Inc. ("Teknowledge"), which was consummated as of February 27, 1989. In conjunction with the Merger, the stockholders of Teknowledge approved the Cimflex Teknowledge Corporation 1989 Stock Option Plan (the "1989 Plan"), which was designed to replace the stock option plans of Cimflex (the "Cimflex Plan") and Teknowledge (the "Teknowledge Plans") which existed prior to

                                   Page - 10


the Merger. No additional stock options will be granted under the Cimflex Plan or the Teknowledge Plans. As of April 15, 1996 options to purchase an aggregate of 656,396 shares of Common Stock granted prior to the Merger under the Cimflex Plan and the Teknowledge Plans were outstanding at an average price of $1.48 per share. The number of such outstanding options held by current directors and executive officers of the Company are as follows: General Marsh - 6,000 shares, Mr. Hayes-Roth - 51,286 shares, and Mr. Jacobstein - 22,942 shares.

         The 1989 Plan is administered by the Human Resources Committee of the Board of Directors of the Company (the "Committee"). The Committee determines which employees of the Company are eligible to participate in the 1989 Plan, and may delegate to the Chief Executive Officer of the Company the right to allocate a specified number of options among employees who are not officers or directors of the Company. Directors of the Company who are not employees of the Company are not eligible to participate in the 1989 Plan. The Committee has the authority to determine the number of options to be granted to a participant under the 1989 Plan, and the number of shares purchasable upon exercise of each option.

         The 1989 Plan provides for the grant of options to purchase up to 10,250,000 shares of Common Stock of the Company. As of December 31, 1995 there were 1,061,395 shares remaining available for grant pursuant to options issued under the 1989 Plan. Under the 1989 Plan, 5,224,506 shares of Common Stock have been granted pursuant to options, which options remain outstanding at an average exercise price of $.22 per share as of April 15, 1996.

         Options under the 1989 Plan may, in the discretion of the Committee, be designated as incentive options which are qualified under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or as non-statutory options which do not so qualify.

         Incentive stock options granted under the 1989 Plan may not have an exercise price of less than 100% of the fair market value of the Common Stock of the Company on the date of the grant. Incentive stock options granted to employees are immediately exercisable but generally vest in quarterly increments over a two year period from the date of the grant of such options. The Committee, subject to certain restrictions, determines the term of any options granted under the 1989 Plan. No option may have a term in excess of 10 years from the date of grant, and no option granted to a 10% Holder may have a term in excess of 5 years from the date of grant. In addition, no participant may be granted incentive stock options with an aggregate fair market value in excess of $100,000 (on the date of grant) which will become exercisable for the first time in a single calendar year.

         The following tables set forth information regarding option exercises by the Chief Executive Officer and the other highly paid executive officers named in the Summary Compensation Table at December 31, 1995. Neither Dr. Hayes-Roth nor Mr. Jacobstein were granted options in 1995, and neither exercised any options during 1995. Dr. Hayes-Roth and Mr. Jacobstein were each

                                   Page - 11


granted options to purchase 2,252,880 shares of Common Stock in 1994, 2,002,880 of which will vest in substantially equal quarterly increments of 250,360 shares over a two-year period commencing September 30, 1994 and ending June 30, 1996. The options to purchase 2,002,880 shares were subject to the receipt of stockholder approval of an amendment to the 1989 Plan at the 1994 Annual Meeting. No Stock Appreciation Rights (SARs) have been granted to, or are currently held by, the named executive officers. The value of in-the-money options (i.e., options in which the market value of Common Stock exceeds the exercise price of the options) is based on the difference between the exercise price of such options and the closing price of Common Stock on December 31, 1995, which was $.25 per share. The value realized on exercised options is based on the difference between the exercise price of the options and the closing price of the Common Stock on the date of the exercise.

         AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUE

- -------------------------------------------------------------------------------------------------------------------------
                                                                         Number of Securities     Value of Unexercised
                                                                         Underlying Unexercised   In-the-Money Options
                                           Number of                     Options at FYE           at FYE
                                           Shares                        (Exercisable/            (Exercisable/
                                           Acquired on    Net Value      Unexercisable)           Unexercisable) (2)
Name                                       Exercise       Realized(1)
- -------------------------------------------------------------------------------------------------------------------------
Frederick Hayes-Roth, Chair, CEO           -              -              1,664,279/500,720        $330,475/$110,158
Neil Jacobstein, Pres, COO                 -              -              1,570,352/500,720        $330,475/$110,158
- -------------------------------------------------------------------------------------------------------------------------

(1) If appropriate, the net value realized from exercised in-the-money options is determined by multiplying the number of shares exercised times the difference between the December 31, 1995 "bid" price of $.25 and the grant price of the shares.
(2) The value of unexercised in-the-money options is determined by multiplying the number of shares under the option times the difference between the December 31, 1995 "bid" price of $.25 and the grant price. Of the options granted to executives since the inception of the Plan, only the options granted in 1994 to each executive for 2,002,880 shares were in-the-money. Of this amount, 1,502,160 shares were exercisable for each executive at December 31, 1995. Dr. Hayes-Roth has 162,119 shares and Mr. Jacobstein has 68,192 shares that are exercisable but not-in-the-money at exercise prices from $.25 to $3.53.

         On April 1, 1994, options were granted to Dr. Hayes-Roth and Mr. Jacobstein for an aggregate of 4,005,760 shares of Common Stock at $.03 per share. These options vest in substantially equal quarterly increments of 250,360 shares for each executive over a two-year period commencing for the quarter ended September 30, 1994 and ending June 30, 1996. The fair market value of the Common Stock on June 30, 1994, the date the stockholders of the Company ratified an amendment to the plan to permit the grants, or the measurement date for accounting purposes, was $.15 per share. In 1995, the Company recorded compensation expense of approximately $240,000 related to the above options and anticipates recording compensation expense of approximately $120,000 in 1996.

                                   Page - 12


Savings Plan

         Under the Company's Salary Savings Profit Sharing and Trust Plan (the "401(k) Plan"), all employees, including executive officers of the Company, may elect to reduce their current compensation by up to 15% (but in no event more than $9,240 annually [1995], subject to adjustment under the Code) and have the amount of such reduction contributed to the 401(k) Plan. The Company was not required to make additional profit-sharing contributions on behalf of the participants in the 401(k) Plan in 1995; however, starting in January of 1996, the Company began matching up to 3% of an employee's eligible contributions. The 401(k) Plan is intended to qualify under Section 401 of the Code so that contributions by employees or by the Company to the 401(k) Plan are not taxable to employees until withdrawn from the 401(k) Plan, and so that contributions by the Company, if any, would be deductible by the Company when made. The Trustee under the 401(k) Plan invests the assets of the Plan as directed by the Company, subject to certain restrictions set forth in the 401(k) Plan and Trust Agreement. The Company identifies certain investment options that participants in the 401(k) Plan may select.

Employment Arrangements

         Frederick Hayes-Roth, Chief Scientist, Chairman of the Board, and Chief Executive Officer, and Neil Jacobstein, President and Chief Operating Officer, each has an employment agreement with the Company that provides for annual base salaries of $190,000 and $125,000, respectively. The 1996 Agreement, dated January 16, 1996, includes an incentive compensation plan with target objectives established in the five strategic categories of cash flow, profitability, bookings, new business lines, and recruiting, which were determined and assessed by the Board of Directors to a maximum of 100% of base salary.

         The Company entered into a change of control agreement with Dr. Hayes-Roth and Mr. Jacobstein on November 21, 1994. The agreement provides that in the event of a change of control, which is defined in the agreement as any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation, Dr. Hayes-Roth and Mr. Jacobstein will be entitled to receive severance benefits which include: (i) full accrued salaries and vacation pay, (ii) accrued incentive compensation awarded or determined to be awarded by the Board of Directors, (iii) insurance coverage, (iv) retirement benefits, (v) a lump sum severance payment equal to two times of their most recent respective annual salary, and (vi) accelerated vesting of their stock options to purchase a total of 4,005,760 shares of Common Stock at $.03 per share.


CERTAIN RELATIONSHIPS AND OTHER TRANSACTIONS

         As of December 31, 1995, Ford Motor Company ("Ford") no longer owns shares of Common Stock in the Company. The 1,854,851 shares owned beneficially by Ford were sold to Trilogy Development Group Inc. ("Trilogy") in a private arrangement on or about November 10, 1994. In a negotiated transaction on or about July 18, 1995, Trilogy acquired 728,571 shares of Common Stock formerly

                                   Page - 13


owned by BMW of North America and the rights to a technology purchase agreement with the Company for $550,000. In addition, on April 1, 1996, Trilogy reported in a 13D filing that they had acquired 545,031 shares of stock formerly owned by Framatome S.A. in a private purchase for $160,784. As of April 15, 1996, including open market purchases and other transactions, Trilogy's owned 3,508,453 shares or 13.5% of the Company. Trilogy stated in a 13D filing with the SEC that the shares were acquired for investment purposes, but they did not rule out the possibility of future business transactions in which they might seek to control or otherwise influence the management or policies of the Company.

                                   Page - 14



ADDITIONAL INFORMATION


Methods and Expenses of Solicitation

         The cost of solicitation of the enclosed form of proxy will be borne by the Company. Solicitation will be made primarily through the use of the mail, although directors, officers and employees of the Company may, for no additional compensation, solicit proxies personally, by mail, by telephone, or by facsimile. Upon request, the Company will reimburse banks, brokers, and other custodians, nominees and fiduciaries for their reasonable expenses incurred in sending proxy materials to beneficial owners and obtaining their proxies.

Submission of Stockholder Proposals

         Any eligible stockholder who intends to submit a proposal for action at the 1997 Annual Meeting of Stockholders must submit the proposal in writing to the Secretary of the Company no later than December 26, 1996. Any such submission must conform to the regulations of the Securities and Exchange Commission concerning stockholder proposals.

Annual Report on Form 10-KSB

         Accompanying this Proxy Statement is a copy of the Company's Annual Report on Form 10-KSB for the year ended December 31, 1995 (without exhibits), as filed with the Securities and Exchange Commission. The Company will furnish a copy of any exhibit included in the Annual Report upon payment of a $5.00 fee and receipt of a written request for such exhibit. The written request should be directed to Dennis A. Bugbee, Secretary, Teknowledge Corporation, 1810 Embarcadero Road, Palo Alto, California 94303.

Other Matters

         The Board of Directors knows of no other business that will be presented in the meeting. If matters other than those described herein should properly come before the meeting, it is the intention of those named in the accompanying proxy to vote such proxy in accordance with their judgment on such matters.

                                           By Order of the Board of Directors,

                                           Dennis A. Bugbee
                                           Secretary
Palo Alto, California
April 25, 1996

                                   Page - 15


                                 REVOCABLE PORXY
                             TEKNOWLEDGE CORPORATION

X  PLEASE MARK VOTES
   AS IN THIS EXAMPLE

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                 ON MAY 22, 1996
                      THIS PROXY IS SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS

         The Undersigned hereby appoints Dr. Frederick Hayes-Roth and Dennis Bugbee, and each or either of them as proxies, each with the power to appoint his substitute, and hereby authorizes any of them to represent and to vote, as designated below, all the shares of the Common Stock, par value $.01 per share (the "Common Stock"), of Teknowledge Corporation (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on May 22, 1996, commencing at 10:00 a.m., local time, at the Company's executive offices located at 1810 Embarcadero Road, Palo Alto, California or any adjournment of postponement thereof as follows:


This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no directions are specified, this Proxy will be voted FOR Proposals 1 and 2.

1. The Board has nominated Neil A. Jacobstein and William G. Roth as a Class II directors to serve a term of three years or until their successors are duly elected and qualified.

   Election of Directors:
                                                        With-
                                           For           hold

   Nominee: Neil A. Jacobstein            _____          _____

   Nominee: William G. Roth               _____          _____



                                           For          Against       Abstain
2. To ratify the selection of Arthur
   Andersen LLP as the Company's          _____          _____         _____
   independent public accountants
   for the fiscal year ending
   December 31, 1996.



In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting.

Please sign exactly as name or names appear hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Please be sure to sign and date this Proxy in the box below.

______________________      _____________________________     __________
Stockholder sign above      Co-holder (if any) sign above        Date


Detach above card, sign, date and mail in postage prepaid envelope provided.

                             TEKNOWLEDGE CORPORATION
                              1810 Embarcadero Road
                           Palo Alto, California 94303

                               PLEASE ACT PROMPTLY
                    SIGN, DATE AND MAIL YOUR PROXY CARD TODAY